EXHIBIT 4.1
-----------



                            PROMISSORY NOTE


December 1, 2004


     For value received, the undersigned, JMB/245 Park Avenue Associates Ltd., an Illinois limited partnership ("Payor"), promises to pay, ON DEMAND, to the order of JMB Realty Corporation, a Delaware corporation ("Payee") the aggregate unpaid principal amount hereof reflected on either the books and records of Payee or on Schedule 1 attached hereto and incorporated herein, and (ii) accrued interest on such outstanding principal amount as further provided hereinafter.

     Interest ("Interest") (computed on the basis of a 365- (or, if applicable 366-) day year) on the unpaid balance hereof from time to time shall accrue at a PER ANNUM rate equal to the "Base Rate" as announced from time to time by Bank of America plus 1% PER ANNUM (changing as and when such "Base Rate" changes) from the original date hereof. Interest hereunder shall accrue and be payable on June 30, 2004, and thereafter on September 30, December 31, March 31 and June 30 of each calendar year until the date of demand hereunder at which time all previously unpaid accrued Interest hereon shall be due and payable; provided that if Borrower shall fail to pay the unpaid balance of the Principal on the date of such demand or any installment of interest provided herein, then Interest shall accrue on such unpaid amount at the Base Rate, plus 1% PER ANNUM, until the date upon which such unpaid amount is paid in full; provided, further, that whenever any payment to be made hereunder shall be due on a day other than a day when commercial banks are open for normal business in Chicago, Illinois, such payment shall be made on the next succeeding day when such banks shall be open (and such extension of time shall be included in the computation of Interest due on such day). Any accrued and unpaid Interest on this Note shall be compounded on a quarterly basis as of the last day of each calendar quarter.

     Payor may prepay without premium or penalty all or any part of the principal or interest evidence by this note at any time. Prepayments shall be applied first to interest then accrued (whether or not the interest period has then elapsed) and then to principal.

     The undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses of every kind, including reasonable attorney's fees and costs, incurred by Payee in endeavoring to collect any amounts payable hereunder which are not paid when due whether or not any lawsuit is ever filed with respect thereto. Payments of both principal and interest shall be made in lawful money of the United States of America in immediately available federal funds, in accordance with instructions issued by Payee from time to time.

     Payor and all sureties, endorsers, and guarantors of this Note (i) waive demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agree that Payee or any other holder hereof shall not be required first to institute suit in order to enforce payment of this Note, and (iii) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

     This Note is intended to be performed in accordance with and only to the extent permitted by all applicable law. If any portion of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this instrument nor the application of such provisions to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     No single or partial exercise by Payee, or delay or omission in the exercise by Payee, of any right or remedy shall preclude, waive or limit any other or further exercise thereof or the exercise of any other right or remedy. This Note may not be modified or amended except in a writing expressly intended for such purpose and executed by Payor and Payee. Payee may elect, in its sole discretion, to direct Payor to pay all or any portion of the principal and interest payable hereunder to any person or entity specified by Payee. Payee may assign, transfer pledge or otherwise encumber this Note from time to time in its sole discretion.

     This Note shall be binding upon and inure to the benefit of Payor and Payee and their respective successors and assigns; provided, however, that Payor may not assign any of Payor's obligations hereunder except upon the prior written consent of Payee, which consent Payee may grant or withhold in its sole and absolute discretion.

     This Note is secured by and pursuant to the terms of that certain Security Agreement (First Priority/Membership Interest), dated as of May 7, 2001, by and between Payor and Payee (as amended, the "Security Agreement"). Neither Payor, nor any of Payor's heirs, successors or assigns shall have any personal liability whatsoever hereunder. Except as otherwise may be provided in the Security Agreement, Payee, and its successors and assigns, and all other persons dealing with Payee shall look solely to the Collateral (as defined in the Security Agreement) for the payment of any claims or for the performance of Payor's obligations hereunder.

     This Note is made under and governed by the internal laws of the State of Illinois.


                            JMB/245 PARK AVENUE ASSOCIATES, LTD.
                            an Illinois limited partnership

                            By:   JMB PARK AVENUE, INC.
                                  a Delaware corporation,
                                  General Partner


                                  By:  /s/ Patrick Meara
                                       ------------------------------
                                  Its: President

                              SCHEDULE 1
                              ----------



Attached to Promissory Note dated December 1, 2004 of JMB/245 Park Avenue Associates, Ltd., an Illinois limited partnership, payable to the order of JMB Realty Corporation, a Delaware corporation.

                          PRINCIPAL PAYMENTS
                          ------------------

--------------------------------------------------------------------------



Date       Amount of        Unpaid           Unpaid           Notation
           Principal        Interest         Principal        Made by
           Advanced         (as of date      Balance
           (Repaid)         specified)

12/1/04    172,000.00          --            172,000.00       GJH

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------